As filed with the Securities and Exchange Commission on September 17, 2008
File No. 001-34176

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
AMENDMENT NO. 8
TO
FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or 12(g) of
The Securities Exchange Act of 1934
Ascent Media Corporation
(exact name of registrant as specified in its charter)

Delaware	26-2735737
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd. Englewood, CO (Address of principal executive offices)	80112 (Zip Code)
Registrant’s telephone number, including area code: (720) 875-5622
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be so registered
Series A Common Stock, $0.01 par value	The Nasdaq Stock Market LLC
Series A Preferred Share Purchase Rights	The Nasdaq Stock Market LLC
Securities to be registered pursuant to Section 12(g) of the Act:
Series B Common Stock, $0.01 par value
(Title of class)
Series B Preferred Share Purchase Rights
(Title of class)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

SIGNATURES
EXHIBIT INDEX
Services Agreement
Tax Sharing Agreement
Ascent Media Corporation 2008 Non-Employee Director Incentive Plan
Information Statement

Ascent Media Corporation
     Our Information Statement is filed as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the Information Statement.

Item
No.	Item Caption	Location in Information Statement

1.	Business.	Summary; Risk Factors; Cautionary Statement Concerning Forward Looking Statements; The Spin-Off; Selected Financial Data; Management’s Discussion and Analysis of Financial Condition and Results of Operations; Description of Our Business; and Certain Inter-Company Agreements

1A.	Risk Factors.	Risk Factors

2.	Financial Information.	Summary; Risk Factors; Capitalization; Selected Financial Data; and Management’s Discussion and Analysis of Financial Condition and Results of Operations

3.	Properties.	Description of our Business—Properties

4.	Security Ownership of Certain Beneficial Owners and Management.	Management—Security Ownership of Management; and Security Ownership of Certain Beneficial Owners

5.	Directors and Executive Officers.	Management

6.	Executive Compensation.	Management; and Executive Compensation

7.	Certain Relationships and Related Transactions.	Summary; Risk Factors; Management; Certain Relationships and Related Party Transactions; and Certain Inter-Company Agreements

8.	Legal Proceedings.	Description of our Business—Legal Proceedings

9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.	Summary; The Spin-Off; Risk Factors; and Description of our Capital Stock

10.	Recent Sales of Unregistered Securities.	Not Applicable

11.	Description of Registrant’s Securities to be Registered.	Description of our Capital Stock

12.	Indemnification of Directors and Officers.	Indemnification of Directors and Officers

13.	Financial Statements and Supplementary Data.	Summary; Selected Financial Data; and Management’s Discussion and Analysis of Financial Condition and Results of Operations

Item
No.	Item Caption	Location in Information Statement

14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.	Not Applicable

15.	Financial Statements and Exhibits.
(a)	Financial Statements: The following financial statements are included in the Information Statement and filed as part of this Registration Statement:

Ascent Media Corporation

Unaudited Condensed Pro Forma Combined Financial Statements

Unaudited Condensed Pro Forma Combined Balance Sheet as of June 30, 2008

Unaudited Condensed Pro Forma Combined Balance Sheet as of December 31, 2007

Unaudited Condensed Pro Forma Combined Statement of Operations for the six months ended June 30, 2008

Unaudited Condensed Pro Forma Combined Statement of Operations for the six months ended June 30, 2007

Unaudited Condensed Pro Forma Combined Statement of Operations for the year ended December 31, 2007

Unaudited Condensed Pro Forma Combined Statement of Operations for the year ended December 31, 2006

Ascent Media Group

Unaudited Condensed Combined Balance Sheets as of June 30, 2008 and December 31, 2007

Unaudited Condensed Combined Statements of Operations and Comprehensive Loss for the six months ended June 30, 2008 and 2007

Unaudited Condensed Combined Statements of Cash Flows for the six months ended June 30, 2008 and 2007

Unaudited Condensed Combined Statement of Parent’s Investment for the six months ended June 30, 2008

Notes to Condensed Combined Financial Statements (unaudited)

Report of Independent Registered Public Accounting Firm

Combined Balance Sheets as of December 31, 2007 and 2006

Combined Statements of Operations and Comprehensive Loss for the years ended December 31, 2007, 2006 and 2005

Combined Statements of Cash Flows for the years ended December 31, 2007, 2006 and 2005

Combined Statements of Parent’s Investment for the years ended December 31, 2007, 2006 and 2005

Notes to Combined Financial Statements

(b)	Exhibits. The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Reorganization Agreement, dated as of June 4, 2008, among Discovery Holding Company, Discovery Communications, Inc., the Registrant, Ascent Media Group, LLC, and Ascent Media Creative Sound Services, Inc.*

2.2	Purchase Agreement, dated as of August 8, 2008, by and among the Registrant, Ascent Media CANS, LLC and AccentHealth Holdings, LLC*

3.1	Form of Amended and Restated Certificate of Incorporation of the Registrant to be in effect at the time of the spin-off*

3.2	Form of Bylaws of the Registrant to be in effect at the time of the spin-off*

4.1	Specimen Certificate for shares of Series A common stock, par value $.01 per share, of the Registrant*

4.2	Specimen Certificate for shares of Series B common stock, par value $.01 per share, of the Registrant*

4.3	Form of Rights Agreement between the Registrant and Computershare Trust Company, N.A.*

Exhibit Number	Exhibit Description

10.1	Services Agreement, dated September 16, 2008, between Ascent Media Group, LLC and CSS Studios, LLC

10.2	Tax Sharing Agreement, dated as of September 17, 2008, by and among Discovery Holding Company, Discovery Communications, Inc., Ascent Media Corporation, Ascent Media Group, LLC and CSS Studios, LLC

10.3	Ascent Media Group, LLC 2006 Long-Term Incentive Plan (As Amended and Restated Effective September 9, 2008)*

10.4	Ascent Media Group, LLC 2007 Management Incentive Plan*

10.5	Form of Ascent Media Corporation 2008 Incentive Plan*

10.6	Services Agreement, dated as of July 21, 2005, by and between Discovery Holding Company and Liberty Media Corporation (incorporated by reference to Exhibit 10 to the Quarterly Report on Form 10-Q of Discovery Holding Company filed on August 10, 2005).

10.7	Form of Indemnification Agreement between the Registrant and its Directors and Executive Officers*

10.8	Employment Agreement, dated as of September 1, 2006, by and between Ascent Media Group, LLC and William E. Niles*

10.9	Employment Agreement, dated as of September 1, 2006, by and between Ascent Media Group, LLC and George C. Platisa*

10.10	Employment Agreement, dated as of September 1, 2006, by and between Ascent Media Group, LLC and Jose A. Royo*

10.11	Amendment, dated as of July 17, 2007, to Employment Agreement, dated as of September 1, 2006, by and between Ascent Media Group, LLC and Jose A. Royo*

10.12	Employment Agreement, dated as of February 11, 2008, by and between Ascent Media Group, LLC and Jose A. Royo*

10.13	Ascent Media Corporation 2008 Non-Employee Director Incentive Plan

21	List of Subsidiaries*

99.1	Information Statement, dated September 17, 2008

*	Previously filed.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: September 17, 2008

ASCENT MEDIA CORPORATION

By:	/s/ William E. Niles
	Name:	William E. Niles
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Reorganization Agreement, dated as of June 4, 2008, among Discovery Holding Company, Discovery Communications, Inc., the Registrant, Ascent Media Group, LLC, and Ascent Media Creative Sound Services, Inc.*

2.2	Purchase Agreement, dated as of August 8, 2008, by and among the Registrant, Ascent Media CANS, LLC and AccentHealth Holdings, LLC*

3.1	Form of Amended and Restated Certificate of Incorporation of the Registrant to be in effect at the time of the spin-off*

3.2	Form of Bylaws of the Registrant to be in effect at the time of the spin-off*

4.1	Specimen Certificate for shares of Series A common stock, par value $.01 per share, of the Registrant*

4.2	Specimen Certificate for shares of Series B common stock, par value $.01 per share, of the Registrant*

4.3	Form of Rights Agreement between the Registrant and Computershare Trust Company, N.A.*

10.1	Services Agreement, dated September 16, 2008, between Ascent Media Group, LLC and CSS Studios, LLC

10.2	Tax Sharing Agreement dated as of September 17, 2008, by and among Discovery Holding Company, Discovery Communications, Inc., Ascent Media Corporation, Ascent Media Group, LLC and CSS Studios, LLC

10.3	Ascent Media Group, LLC 2006 Long-Term Incentive Plan (As Amended and Restated Effective September 9, 2008)*

10.4	Ascent Media Group, LLC 2007 Management Incentive Plan*

10.5	Form of Ascent Media Corporation 2008 Incentive Plan*

10.6	Services Agreement, dated as of July 21, 2005, by and between Discovery Holding Company and Liberty Media Corporation (incorporated by reference to Exhibit 10 to the Quarterly Report on Form 10-Q of Discovery Holding Company filed on August 10, 2005).

10.7	Form of Indemnification Agreement between the Registrant and its Directors and Executive Officers*

10.8	Employment Agreement, dated as of September 1, 2006, by and between Ascent Media Group, LLC and William E. Niles*

10.9	Employment Agreement, dated as of September 1, 2006, by and between Ascent Media Group, LLC and George C. Platisa*

10.10	Employment Agreement, dated as of September 1, 2006, by and between Ascent Media Group, LLC and Jose A. Royo*

10.11	Amendment, dated as of July 17, 2007, to Employment Agreement, dated as of September 1, 2006, by and between Ascent Media Group, LLC and Jose A. Royo*

10.12	Employment Agreement, dated as of February 11, 2008, by and between Ascent Media Group, LLC and Jose A. Royo*

10.13	Ascent Media Corporation 2008 Non-Employee Director Incentive Plan

21	List of Subsidiaries*

99.1	Information Statement, dated September 17, 2008

*	Previously filed.